CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated May 6, 2005, in this Post-Effective Amendment to the Registration Statement (Form S-6) and related Prospectus of Claymore Securities Defined Portfolios, National Insured Municipal Bond Portfolio Series 93 dated May 31, 2005.

                                                          /s/ Grant Thornton LLP


Chicago, Illinois
June 3, 2005